Exhibit 10.7

LEAK-OUT AGREEMENT

September 9, 2022

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to the letter agreements, dated September 9, 2022 (the “Letter Agreements”), by and between the Company and the Holder and certain of the Other Holders (defined below) that provide for, among other terms, (a) certain amendments to the common stock, par value $0.01 per share (“Common Stock”) warrants issued to the Holder and such Other Holders (as defined below) (the “Original Warrants”) that reduces the exercise price (“Reduced Exercise Price”), extends the termination date, and restricts the further exercise of the remaining unexercised shares of Common Stock after the Initial Warrant Exercise until the later of (i) six months and (ii) the Company receiving certain stockholder approvals described in the Letter Agreements (the “Amended Warrants”), (b) the exercise by the Holder and such Other Holders of a portion of their Amended Warrant at the Reduced Exercise Price (the “Initial Warrant Exercise”), and (c) the issuance to the Holder of a new Common Stock Purchase Warrant to purchase up to a number of shares of Common Stock equal to 100% of the number of shares of Common Stock received by such Holder in the Initial Warrant Exercise or other warrant exercise that occurs from and after the date of such Holder’s Letter Agreement and prior to 5:00 p.m. on September 9, 2022 (such warrants, the “New Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the Letter Agreement, unless otherwise set forth herein.

The Holder agrees solely with the Company that from the date that the Letter Agreement is entered into by and between the Company and the Holder and ending at the end of the Trading Day (as defined in the Securities Purchase Agreement, dated October 29, 2021, that was entered into in connection with the Company’s 2021 financing transaction (the “Purchase Agreement”)) on September 13, 2022 (such period, the “Restricted Period”), neither the Holder, nor any affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the Letter Agreement, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Amended Warrants and the New Warrants, or (z) is subject to such Holder’s review or input concerning such affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any Trading Day (as defined in the Purchase Agreement) during the Restricted Period (any such date, a “Date of Determination”), shares of Common Stock, or shares of Common Stock underlying any Common Stock Equivalents (as defined in the Purchase Agreement), including, but not limited to, the shares of Common Stock issuable upon conversion of the Company’s Series B Non-Voting Convertible Preferred Stock and upon exercise of the Amended Warrants and the New Warrants.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement.

This Leak-Out Agreement, together with the Letter Agreement and Voting Letter, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

The Leak-Out Agreement shall be effective upon the execution and delivery by the Holder of this Agreement, together with its Letter Agreement and the Voting Letter. This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by electronic communication or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by Sections 5.9 and Section 5.20 of the Purchase Agreement.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of an Original Warrant that entered into a Letter Agreement or any other holder as listed in the Letter Agreements (each, an “Other Holder”) pursuant to any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of shares underlying the Amended Warrants, the New Warrants, and the Company’s Series B Non-Voting Convertible Preferred Stock substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Leak-Out Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document with terms that are materially different from this Leak-Out Agreement, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof (“Notice of Transaction”) and (ii) the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and the obligation of the conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company within five (5) days after receiving a Notice of Transaction, the Holder may provide written notice to the Company electing not to accept all of the benefit of any such amended or modified term and the related conditions, in which event the terms and conditions contained in this Leak-Out Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

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The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

Sincerely,

NOVABAY PHARMACEUTICALS, INC.

By:
Name:
Title:

Agreed to and Accepted:

“HOLDER”

By:

Name:

Title: